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                                                                   EXHIBIT 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3 for the registration of $200 million in debt securities) of our report dated February 4, 1994 incorporated by reference in SouthTrust Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in or made a part of this Registration Statement.



                                                       /s/ Arthur Andersen & Co.
                                                       -------------------------

Birmingham, Alabama
March 16, 1994